                                                                    Exhibit 10.9

                     AMENDMENT NO. 3 TO AGREEMENT OF LEASE
                     -------------------------------------


     THIS AMENDMENT NO. 3 TO AGREEMENT OF LEASE is made as of the 31st day of January, 2000, by and between BRE/RIVERFRONT LLC, a Delaware limited liability company ("Landlord") and MAINSPRING COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Landlord leases to Tenant certain premises in the building known as and located at One Main Street, Cambridge, Massachusetts (the "Building") pursuant to the terms of a certain Agreement of Lease, dated as of July 31, 1996 (the "Original Lease"), as amended by that certain Amendment No. 1 to Agreement of Lease dated September, 1998 ("Amendment No. l") and Amendment No. 2 to Agreement of Lease dated as of November 30,1998 ("Amendment No. 2") (as amended, the "Lease"); and

     WHEREAS, the parties hereto desire to further amend the Lease as hereinafter provided.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1.   Expansion Space.
          ---------------

          (a) Landlord and Tenant hereby confirm and agree that the Demised Premises under the Lease currently consist of 19,362 rentable square feet of space located on the seventh (7/th/) floor of the Building (the "Seventh Floor Space"). Effective on the later to occur of (a) the date that Landlord delivers "broom clean" and vacant possession of the Expansion Space (as hereinafter defined) to Tenant or (b) July 1, 2000 (the later of such dates being the "Expansion Space Commencement Date"), approximately 12,209 rentable square feet of space on the seventh (7/th/) floor and the entire rentable area (consisting of approximately 31,571 square feet) of the sixth (6/th/) floor of the Building, as shown on the plans attached hereto as Exhibit A and made a part hereof (the "Expansion Space") shall be added to the Demised Premises for a term commencing on the Expansion Commencement Date and ending on the Termination Date, as extended in paragraph 2 hereof (subject to Tenant's right to extend said term as hereinafter provided in this Amendment) and shall become subject to all of the terms and conditions of the Lease. Except as described below, if Landlord is unable to deliver possession of the Expansion Space due to a casualty, the holding over or retention of possession of any tenant, under tenant or occupants in the Expansion Space or any other reason beyond the reasonable control of Landlord, (i) Landlord shall not be subject to any liability for the failure to give possession on said date or dates, (ii) the validity of the Lease shall not be impaired under such circumstances, and (iii) Tenant waives any right to rescind the Lease and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Expansion Space or portion thereof to Tenant on the Expansion Space Commencement Date. In the event Landlord is unable to deliver possession of the Expansion Space on or by August 1, 2000 due to the holding over or
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retention of possession by any tenant or occupant, Landlord shall promptly institute and diligently pursue to completion a summary process action against such tenant or occupant, including, without limitation an action to collect any rents and holdover rents. In addition, if Landlord has reason to believe that possession of the Expansion Space will not be delivered in the condition required hereunder by July 1, 2000, Landlord shall endeavor to give Tenant not less than fourteen (14) days advance notice (which may be in writing) (i) that Landlord will not be delivering the Expansion Space on July 1, 2000, and (ii) of the date on which it expects to deliver the Expansion Space in the condition required hereunder. In the event that Landlord has not delivered the Expansion Space in the condition required hereunder by August 1, 2000 due to the holdover of any existing tenant or occupant of the Expansion Space, Tenant shall receive a credit of $2,550.52 for each day after August 1, 2000 that Landlord does not deliver the Expansion Space in the condition required hereunder (the "Rent Credit"). Landlord represents to Tenant that, in the event the existing tenant of the Expansion Space, Course Technology, Inc. ("Course"), holds over in the Expansion Space, Course has agreed to pay Landlord $232,735.75 per month (the "Holdover Rent"), or one and one-half (1 1/2) times the Yearly Fixed Rent as of August 1, 2000. Landlord and Tenant agree that the Rent Credit shall not be due and owing by Landlord unless and until Landlord receives the Holdover Rent due and payable from Course, and Landlord has applied any amounts collected first to the Yearly Fixed Rent due and owing to Landlord of $155,157.17 (but not default interest, late charges and costs of collection). Subject to the foregoing, such Rent Credit shall be applied commencing on the Expansion Space Commencement Date. In addition, in the event Landlord has not delivered the Expansion Space in the condition required hereunder by December 1, 2000, Tenant shall have the right to terminate this Amendment by delivering written notice to Landlord on or before December 11, 2000 (but in any case prior to the date that Landlord delivers the Expansion Space in the condition required hereunder), and upon such termination, this Amendment No. 3 shall be void and of no further force and effect.

          (b) The Expansion Space is leased to Tenant in its present "AS IS" condition, subject to reasonable wear, tear and damage caused by the use of, and move from, the Expansion Space by the current tenant. Landlord covenants that the heating, ventilating and air conditioning, electrical and plumbing systems serving the Expansion Space and any and all stairwells to and from the Seventh Floor Space and the Expansion Space will be in good working order as of the Expansion Space Commencement Date.

          (c) Effective on the Expansion Space Commencement Date, Articles 1.(12) and (16) of the Lease are hereby amended to read in its entirety as follows:

          "(12) Rentable Area of the Demised Premises:  63,142 square feet"

          "(16) Termination Date:  The last day of the calendar month in which the date that is five (5) years from the Expansion Space Commencement Date occurs."

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     2.   Term.  The Term of the Lease and Termination Date (currently November
          ----
30, 2002) with respect to the leasing of the Demised Premises (the Seventh Floor Space and the Expansion Space) is hereby extended to the last day of the calendar month in which the date that is five (5) years from the Expansion Space Commencement Date occurs, or such earlier date upon which said Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law.

     3.   Yearly Fixed Rent. Effective on the Expansion Space Commencement Date,
          -----------------
Article 1.(18) of the Lease is hereby amended to read in its entirety as follows to reflect the increase in the Yearly Fixed Rent payable under the Lease attributable to the addition of the Expansion Space:

"(18) Yearly Fixed Rent:             (a) During the Period commencing the
                                         Expansion Space Commencement Date
                                         through August 14, 2001:

                                         At the rate of $2,461,355.43 per annum.

                                         ($25.47 per rentable square foot on
                                         7,069 rentable square feet, $36.00 per
                                         annum on 12,293 rentable square feet,
                                         and $42.00 per annum on 43,780 rentable
                                         square feet.)

                                     (b) During the Period commencing August 15,
                                         --------------------------------------
                                         2001 through November 30, 2002:
                                         ------------------------------

                                         At the rate of $2,535,792.00 per annum.

                                         ($36.00 per rentable square foot on
                                         19,362 rentable square feet and $42.00
                                         per rentable square foot on 43,780
                                         rentable square feet.)

                                     (c) During the Period commencing December
                                         1, 2002 through the Termination Date:

                                         At the rate of $2,651,964.00 per annum.

                                         ($42.00 per rentable square foot on
                                         63,142 rentable square feet.)"

     Notwithstanding the foregoing, so long as Tenant does not default in the payment and performance of its obligations under the Lease beyond the expiration of applicable notice and cure periods, if any, prior to the Expansion Space Commencement Date, Landlord agrees to excuse Tenant's obligation to pay a portion of Yearly Fixed Rent in the amount of $281,727.95 (which sum represents one and one-half (1 1/2) months of Yearly Fixed Rent attributable to the Expansion Space and one (1) month of Yearly Fixed Rent attributable to the Seventh Floor Space) for the period commencing on the Expansion Space Commencement Date until such amount is fully credited. The preceding sentence shall not excuse, or other affect, any other obligation of Tenant under the Lease, including, but not limited to, the liability for any and all additional rent due and payable under the Lease (including, without limitation, charges for parking, electricity, real estate taxes and operating expenses).

     4.   Tenant's Proportionate Share of Taxes and Operating Expenses.
          ------------------------------------------------------------

          (a) Effective as of Expansion Space Commencement Date, Section 6.4 of the Lease is hereby amended by adding the following subsections (d) and (e) thereto:

                    "(d)  In addition, Tenant's proportionate share of taxes
               pursuant to Section 6.2 with respect to the Expansion Space shall be 13.41% (43,780 square feet divided by 326,470 square feet) of the amount of said taxes imposed against the Building and Land are in excess of those imposed for the fiscal tax year ending June 30, 2000, prorated with respect to any portion of a fiscal tax year in which the Term of this Lease ends.

                    (e) In addition, Tenant's proportionate share of operating expenses pursuant to Section 6.3 with respect to the Expansion Space shall be 13.60% (43,780 square feet divided by 321,917 square feet) of the amount of said operating expenses (determined in accordance with the provisions of Section 6.3) incurred by Landlord in the operation and maintenance of the Building and the Land in excess of those incurred by Landlord for the calendar year 2000, prorated with respect to any portion of a year in which the Term of this Lease ends."

          (b) Effective on December 1, 2002, (i) the provisions of Amendment No. 1, Amendment No. 2 and this Amendment No. 3 relating to Sections 6.2, 6.3 and 6.4 shall no longer be effective, so that the provisions of Sections 6.2,
6.3 and 6.4 shall be those set forth in the Original Lease, as hereinafter amended in this paragraph 4(b), (ii) Section 6.2 (Taxes) of the Lease is hereby amended to delete the words "June 30, 1997" in the sixth (6th) line of the paragraph and insert the words "June 30, 2000" in lieu thereof, (iii) Section
6.3 (Operating Expenses) of the Lease is hereby amended to delete the words "December 31, 1996" in the sixth (6th) line of the paragraph and insert the words "December 31, 2000" in lieu thereof and (iv) Section 6.4 of the Lease is hereby amended to read in its entirety as follows:

          "6.4 Tenant's Proportionate Share.  Tenant's proportionate share of
               ----------------------------
     taxes pursuant to Section 6.2 and operating expenses pursuant to Section 6.3, respectively, shall be 19.34% (63,142 square feet divided by 326,470 square feet) and 19.61% (63,142 square feet by 321,917 square feet), respectively."

     5.  Landlord's Contribution.  Provided that Tenant shall not then be in
         -----------------------
default under the Lease beyond the expiration of applicable notice and cure periods at the time a request for reimbursement is made, Landlord shall (subject to, and in accordance with, the provisions of this paragraph) reimburse Tenant for its expenses incurred in connection with the design and construction of improvements made in connection with preparing the Demised Premises for Tenant's occupancy, including, without limitation, architectural, engineering and permitting fees ("Tenant's Work"). Landlord's reimbursement to Tenant in connection with Tenant's Work, however, shall in no event exceed, in the aggregate, $753,510.00 ("Landlord's Base Contribution"). Tenant may by written notice delivered to Landlord ("Tenant's Contribution Notice") not later than ten
(10) days prior to the Expansion Space Commencement Date elect to increase Landlord's Contribution by a sum not to exceed $631,420.00 (such sum designated in Tenant's Contribution Notice is hereinafter defined as "Landlord's Additional Contribution"). In the event that Tenant makes the foregoing election in accordance with the terms hereof, (i) the Yearly Fixed Rent set forth in Article 1(18) commencing on the Expansion Space Commencement Date shall be increased by an amount per annum equal to the Landlord's Additional Contribution times $.2666, and (ii) Tenant shall deliver to Landlord, together with Tenant's Contribution Notice, a Letter of Credit in the amount of Landlord's Additional Contribution to be held in accordance with Exhibit B. For example, in the event Landlord's Additional Contribution is $631,420.00, then the Yearly Fixed Rent shall be increased by $168,336.58 per annum. For purpose of this Amendment, Landlord's Base Contribution and Landlord's Additional contribution shall be referred to as "Landlord's Contribution". Landlord and Tenant agree to execute an agreement confirming the Landlord's Additional Contribution and the increase in the Yearly Fixed Rent. Tenant shall be entitled to be reimbursed not more than fifteen percent (15%) of Landlord's Contribution for architectural and engineering fees, and permit and filing fees in connection with Tenant's Work.

     Effective as of the Expansion Space Commencement Date, Landlord shall reimburse Tenant for the cost of Tenant's Work by disbursing portions of Landlord's Contribution to Tenant from time to time, but not more often than once a month, within thirty (30) days after receipt by Landlord of a request for such reimbursement executed by Tenant and accompanied by a completed requisition for payment (in form issued by the American Institute of Architects), certified and sworn to by Tenant's architect, stating: (i) the percentage of completion attained with respect to each item of Tenant's Work and the cost incurred by Tenant with respect to such item, and (ii) that the portion of Tenant's Work theretofore completed has been completed in a good and workmanlike manner, to the satisfaction of Tenant's architect, substantially in accordance with Tenant's approved plans and specifications and substantially in compliance with all laws, ordinances, orders, regulations and requirements of all public authorities having jurisdiction over the Demised Premises, together with evidence of Tenant's payment to contractors, suppliers and vendors in accordance with such requisition. Provided that Tenant shall not then be in default under the Lease beyond the expiration of applicable notice and cure periods at the time a request for reimbursement is made, reimbursements shall be made for work completed and paid for as certified in Tenant's request and its architect's requisition, subject to a retention of ten (10%) percent until Tenant's Work shall have been finally completed. Provided that Tenant shall not then be in default under the Lease beyond the expiration of applicable notice and cure periods at the time a request for reimbursement is made, within thirty (30) days following the last to occur of: (u) Tenant's request for payment of the final installment of Landlord's Contribution, (v) completion of Tenant's Work in accordance with the provisions of the Lease, (w) the certification of Tenant's architect that the same has been completed in a good and workmanlike manner, to the satisfaction of Tenant's architect, substantially in accordance with Tenant's approved plans and specifications and substantially in compliance with all laws, ordinances, orders, regulations and requirements of all public authorities having jurisdiction over the Demised Premises, (x) delivery by Tenant to Landlord of waivers of lien from all contractors who shall have performed work or furnished services, materials or supplies in connection with Tenant's Work, (y) delivery by Tenant to Landlord of "as built" drawings (or marked final working drawings) with respect to Tenant's Work, and (z) evidence of Tenant's payment to contractor of all amounts requested for reimbursement by Tenant, the balance of Landlord's Contribution (but not in excess of the total cost of Tenant's Work) which has not been previously disbursed shall be disbursed to Tenant. Notwithstanding the foregoing, Landlord shall have no further obligation to disburse Landlord's Contribution to Tenant with respect to any request for reimbursement from Tenant not received within twelve (12) months after the Expansion Space Commencement Date in accordance with the terms of this paragraph.

     6.   Electricity.  Tenant agrees to pay Landlord monthly an amount
          -----------
reasonably estimated by Landlord to equal Tenant's Allocable Electricity Costs for the electrical energy that Tenant utilizes for light and power in the Expansion Space pursuant to Section 7.1 of the Lease.

     7.   Parking.
          -------

          (a) Effective on the Expansion Space Commencement Date, Article 1.(9) of the Lease is hereby amended to read in its entirety as follows: "(9) Parking
Spaces: Sixty-three (63)."

          (b) Effective as of the Expansion Space Commencement Date, the fourth (4/th/) sentence of Section 27.6 (Parking) shall be deleted in its entirety and Tenant is no longer entitled to Parking Spaces at the monthly charge of $140.00, and the monthly charge for all Parking Spaces shall be (i) $180.00 per month per Parking Space for the two (2) year period commencing on the Expansion Space Commencement Date, and (ii) thereafter from time to time established by Landlord or an independent contractor as the then prevailing monthly parking charge for the Building.

     8.   Assignment and Subletting
          -------------------------

          (a) Landlord and Tenant agree to amend Section 14.4 of the Lease by adding the following provision at the end thereof:

          "Except for sums received by Tenant for the sale of Tenant's business or the sale or rental of Tenant's trade fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, if Tenant receives any sums of money or other consideration in connection with an assignment of the Lease, Tenant shall pay sixty percent (60%) of such sums to Landlord within five (5) days of its receipt thereof. If, in connection with an assignment of the Lease or sublease of all or any portion of the Demised Premises (other than an assignment or sublease in connection with a sale of tenant's business), Tenant receives any sums of money or other consideration in connection with the sale or rental of Tenant's trade fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property at the Demised Premises in excess of its fair market sale or rental value, then Tenant shall pay sixty percent (60%) of such sums to Landlord within five (5) days of its receipt thereof."

          (b) Landlord and Tenant agree to amend the initial phrase of Section 14.5(2) of the Lease to read as follows:

               "(2) in the event Tenant proposes to assign or sublet in the aggregate (taking into account the proposed sublease and all existing subleases then in effect) in excess of fifty percent (50%) of the square footage of the Demised Premises,"

          (c) Landlord and Tenant agree that Landlord's so-called right of recapture set forth in Section 14.5 shall not apply in connection with an assignment of the Lease or sublease of any portion of the Demised Premises permitted under Section 14.3 of the Lease.

     9. Section 3.3 of the Lease (Option to Extend) is hereby deleted in its entirety, and is of no further force and effect.

     10.  Tenant acknowledges that Landlord has fulfilled its obligations under
Article 4 of the Lease, which shall be of no further force and effect.

     11.  Right of First Offer.
          --------------------

          (a) Landlord shall offer (the "Offer") to lease to Tenant any portion of the rentable area of the fifth (5/th/) and eighth (8/th/) floors of the Building (the "ROFO Space") when the ROFO Space becomes available for leasing. For purposes of this Section 11, any ROFO Space shall be deemed to be available for leasing in the following events: (i) the lease of the current tenant of the ROFO Space expires and such lease has not been extended or a new lease has not been entered into between such tenant and Landlord, (ii) the lease of any tenant of ROFO Space is terminated, (ii) a tenant under a lease which contains a recapture right notifies Landlord that it desires to assign its lease or sublet all or a portion of the ROFO Space (and in such event Landlord shall exercise such recapture right in the event Tenant sends the ROFO Space Notice for such ROFO Space), or (iv) Landlord has the right to accept an assignment of lease of ROFO Space or sublet ROFO Space from the current tenant. With respect to subsection (iv) above, Landlord shall exercise the right to accept such assignment or sublet in the event Tenant sends the ROFO Space Notice for such ROFO Space and shall assign or sub-sublease such ROFO

Space to Tenant. Landlord's Offer shall provide the "Market Fixed Rent for the ROFO Space" (as hereinafter defined) as reasonably and initially determined by Landlord, the rentable area of the ROFO Space shown on a floor plan and the anticipated commencement date of the leasing of the ROFO Space. The date which Landlord actually delivers possession of the ROFO Space to Tenant in "broom clean" condition, free of all occupants shall be the "ROFO Commencement Date".

     "Market Fixed Rent for the ROFO Space" shall mean the Yearly Fixed Rent that a willing tenant would pay, and a willing landlord would accept, to lease the ROFO Space in its "as is" condition pursuant to the Lease, but subject to the adjustment in the so-called "base years" for payment of Tenant's proportionate share of taxes and operating expenses. Notwithstanding anything to the contrary contained in this paragraph, Landlord shall not be obligated to make the Offer (or, if Landlord has already made the Offer, then, whether or not Tenant has accepted the Offer, Landlord shall have the unilateral right, in Landlord's sole discretion, to revoke the Offer) if, on either the date on which Landlord is obligated to give Tenant the Offer or anytime thereafter through and including the ROFO Commencement Date, there exists a default under the Lease which remains uncured beyond applicable notice and cure periods.

          (b) Tenant shall have the right to accept the Offer by giving Landlord written notice of such acceptance (the "ROFO Space Notice") within ten
(10) business days after delivery by Landlord to Tenant of the Offer. Time shall be of the essence with respect to said ten (10) business day period and delivery of the ROFO Space Notice by Tenant. In the event Tenant fails to accept the Offer as provided for herein, then Tenant shall have no further rights pursuant to this paragraph with respect to the ROFO Space (or portion thereof) specified in the Offer. If Tenant exercises its right to accept the Offer in accordance with the provisions of this paragraph, then effective as of the ROFO Commencement Date, (i) the ROFO Space shall be added to, and automatically deemed to be a part of, the Lease and the Demised Premises, with an expiration date of the Termination Date, (ii) the Yearly Fixed Rent payable under the Lease with respect to the ROFO Space shall be the Market Fixed Rent for ROFO Space, and (iii) Tenant's Proportionate Share (as defined in Section 6.4 of the Lease) with respect to the leasing of the ROFO Space shall be equal to the rentable area of the ROFO Space divided by 326,470 for purposes of calculating Tenant's proportionate share of taxes pursuant to Section 6.2 of the Lease and 321,917 for purposes of calculating Tenant's proportionate share of operating expenses pursuant to Section 6.3 of the Lease, but Tenant's so-called "base years" applicable to the determination of Tenant's Proportionate Share of taxes pursuant to Section 6.2 and operating expenses pursuant to Section 6.3 for the ROFO Space only shall be the calendar year (for operating expenses) and fiscal year (for taxes) that includes the ROFO Commencement Date. Promptly after delivery of the ROFO Space Notice, Landlord and Tenant agree to execute an amendment of the Lease reflecting the foregoing. If Landlord has reason to believe that possession of the ROFO Space will not be delivered in the condition required hereunder by the date specified in the applicable Offer, Landlord shall give Tenant fourteen (14) days advance written notice (i) that the Landlord will not be delivering the ROFO Space by the specified date, and (ii) of the date on which it expected to deliver the applicable ROFO Space in the condition required hereunder. In the event Landlord is unable to deliver possession of the ROFO Space on the date specified in the applicable Offer due to the holding over or retention of possession by any tenant or occupant, Landlord shall promptly institute and diligently pursue to completion a summary process action against such tenant or occupant.

         (c) Except as expressly provided in the next sentence, Landlord shall deliver the ROFO Space to Tenant, and Tenant shall accept the ROFO Space, in "broom clean" condition, free of all occupants, but otherwise in its existing "as is" condition as of the ROFO Commencement Date, and Tenant shall not be entitled to any credit or allowance or other economic concession from Landlord for the improvement thereof. Landlord covenants that the heating, ventilating and air conditioning, electrical and plumbing systems serving the ROFO Space will be in good working order as of the ROFO Commencement Date. If Landlord, for any reason beyond Landlord's reasonable control, such as a holdover or casualty, shall be unable to deliver possession of the ROFO Space on the ROFO Commencement Date, Landlord shall not be subject to any liability, nor shall the validity of the Lease or the obligations of Tenant hereunder be thereby affected, except that the ROFO Commencement Date shall be the date that Landlord delivers possession of the ROFO Space to Tenant. In the event Landlord has not delivered the applicable ROFO Space in the condition required hereunder within four (4) months of the date specified in the applicable Offer as the date for delivery of the same, Tenant shall have the right to withdraw its ROFO Space Notice and the ROFO Space Notice shall be void and of no further force and effect.

          (d) This paragraph and Tenant's rights hereunder shall automatically terminate and become null, void and of no further force and effect upon the earlier to occur of (a) one (1) year prior to the Termination Date (unless Tenant has exercised the Renewal Option prior to such date, in which event two
(2) years prior to the expiration of the Renewal Term), (b) the expiration or termination of the Lease by Landlord or pursuant to law, (c) the termination or surrender of Tenant's right to possession of the Demised Premises, (d) the assignment of the Lease by Tenant (except for assignments and subleases made pursuant to Section 14.3 of the Lease) or (e) the sublease by Tenant of more than fifty percent (50%) of the rentable area of the Demised Premises, which subleases have expiration dates within six (6) months of the Termination Date of the Lease (except for assignments and subleases made pursuant to Section 14.3 of the Lease).

          (e) Notwithstanding anything to the contrary contained in this paragraph, the rights granted to Tenant hereunder shall be at all times subject and subordinate to the (i) the options and rights of the current tenants and occupants (and their successors and assigns) of the ROFO Space as of the date of this Amendment to extend the term of any existing lease, or enter into a new lease, of the ROFO Space (or any portion thereof), regardless of whether such election is made pursuant to an option or right granted under such any lease and
(ii) the options and rights granted to other tenants and occupants of the Building or the building located at 101 Main Street, Cambridge, Massachusetts (and their successors and assigns) pursuant to their existing leases as of the date of this Amendment as specified in Exhibit C attached hereto and made a part hereof.

     12.  Renewal Option.
          --------------

          (a) Provided that Tenant is not in default under the Lease beyond the expiration of applicable notice and cure periods on the date Tenant delivers Tenant's Renewal Notice (as hereinafter defined) or at any time thereafter through the commencement date of the Renewal Term (as hereinafter defined), Tenant shall have an option (the "Renewal Option") to renew the Lease for one
(1) consecutive five (5) year term (the " Renewal Term") at the rent and upon the other terms set forth below by delivering notice to Landlord ("Tenant's Renewal Notice") exercising the Renewal Option no later than one (1) year prior to the Termination Date. Time shall be of the essence with respect to Tenant's exercise of the Renewal Option and delivery of Tenant's Renewal Notice. In the event that Tenant shall fail to deliver Tenant's Renewal Notice in accordance with the provisions hereof, Tenant shall be deemed to have forever waived its right to exercise the Renewal Option. Tenant shall have no further right to renew or extend the term of the Lease. Promptly after delivery of the Tenant's Renewal Notice, Landlord and Tenant shall execute and deliver an instrument reasonably satisfactory to both parties stating that Tenant has or has not exercised the Renewal Option.

          (b) Upon Landlord's receipt of Tenant's Renewal Notice in accordance with the requirements of this paragraph, the Lease, subject to the provisions of this paragraph, shall be automatically extended for the Renewal Term with the same force and effect as if the Renewal Term had been originally included in the term of the Lease, except that (A) the Yearly Fixed Rent under the Lease shall be equal to of the Market Fixed Rent (as hereinafter defined) as determined in this paragraph and (B) Tenant's so-called "base years" applicable to the determination of Tenant's Proportionate Share of taxes pursuant to Section 6.2 and operating expenses pursuant to Section 6.3 shall be adjusted as follows: the base years shall be the fiscal year in which the Renewal Term commences for taxes and calendar year in which the Renewal Term commences for operating expenses. There shall be no rent concessions or obligation of Landlord to perform or pay for any work during the Renewal Term.

          (c) The term "Market Fixed Rent" for the Renewal Term shall mean the Yearly Fixed Rent that a willing tenant would pay, and a willing landlord would accept, to lease the Demised Premises in its "as is" condition pursuant to the Lease, but subject to the adjustment in the so-called "base years" for payment of Tenant's proportionate share of taxes and operating expenses. Landlord shall endeavor to notify Tenant of its initial determination of Market Fixed Rent no later than thirty (30) days after receipt of Tenant's Renewal Notice. Tenant shall have thirty (30) days after Landlord's delivery of notice to Tenant of its determination of Market Fixed Rent to deliver notice to Landlord objecting to Landlord's determination, and, if Tenant fails to deliver such notice within such thirty (30) day period, Tenant shall be deemed to have accepted Landlord's determination. If Landlord and Tenant shall otherwise fail to agree upon the Market Fixed Rent for the Renewal Term within fifteen (15) days after Tenant's timely notice to Landlord that it objects to Landlord's determination, Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by such party within fifteen (15) days thereafter. If either party shall fail to give notice of such designation within such fifteen (15) day period, then the arbitrator chosen by the party giving such notice shall make the determination alone. If two arbitrators shall have been designated, such two arbitrators shall make their determination of Market Fixed Rent for the Renewal Term in writing and give notice thereof to each other and to Landlord and Tenant within twenty (20) days of their designation. The two arbitrators shall have ten (10) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of Market Fixed Rent for the Renewal Term. If such two arbitrators shall fail to concur, then such two arbitrators shall immediately designate a third arbitrator. If such two arbitrators shall fail to agree upon the designation of such third arbitrator within fifteen (15) days, then either party may apply to the American Arbitration Association or any successor thereto for the designation of such arbitrator. The third arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within twenty (20) days after the date of designation of the third arbitrator, determine the Market Fixed Rent for the Renewal Term. The determination pursuant to this paragraph cannot exceed the higher of the determinations made by the arbitrators selected by Landlord and Tenant and cannot be lower than the lower of the determinations made by the arbitrators selected by Landlord and Tenant. The determination by the third arbitrator shall be binding upon Landlord and Tenant. All arbitrators shall be commercial leasing brokers or appraisers having at least fifteen (15) years experience in the Cambridge, Massachusetts market. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this paragraph, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this paragraph, and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this paragraph shall be final and binding upon Landlord and Tenant. The arbitrators shall not have the power to add to, modify, or change any of the provisions of this Lease.

          (d) If for any reason the Market Fixed Rent for the Renewal Term shall not have been determined prior to the commencement of the Renewal Term, then until the Market Fixed Rent for the Renewal Term and, accordingly, the Yearly Fixed Rent shall have been finally determined, the Yearly Fixed Rent shall be the Market Fixed Rent for the Renewal Term as proposed by Landlord. Upon such final determination, an appropriate adjustment shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall pay the other any overpayment or deficiency, as the case may be, from the commencement of the Renewal Term to the date of such final determination.

          (e) The Renewal Option shall automatically terminate and become null, void and of no force and effect upon the earlier to occur of (a) the expiration or termination of the Lease by Landlord or pursuant to law, (b) the termination or surrender of Tenant's right to possession of the Demised Premises, (c) the assignment of this Lease by Tenant (except for assignments and subleases pursuant to Section 14.3 of the Lease), (d) the sublease by Tenant of more than fifty percent (50%) of the rentable area of the Demised Premises, which subleases have expiration dates within six (6) months of the Termination Date of this Lease (except for assignments and subleases pursuant to Section 14.3 of the Lease), or (e) the failure of Tenant to timely and properly exercise the Renewal Option.

     13.  Signage.  Landlord agrees to list Tenant's name on the Building
          -------
directory in the lobby of the Building and any multi-tenanted floor lobby directory. The initial listings shall be at

Landlord's sole cost and expense; thereafter, Tenant shall pay a reasonable charge to Landlord for changes to such directory list. Subject to the terms and conditions of the Lease, Landlord agrees to inscribe "Mainspring" on the existing sign monument of the Building and on a sign located at the entrance doors to the Building, at Tenant's sole cost and expense. The inscription and sign shall be consistent with the Building standards established by Landlord. Subject to the approval rights of Landlord under the Lease, Tenant shall also have the right to install signage with its name and logo on or next to the entry doors to the Demised Premises. The signage rights (other than in the Building's lobby directory and any multi-tenanted floor lobby directories) granted under this paragraph are personal to Mainspring Communications, Inc., shall not benefit any assignee or subtenant (other than assignees permitted pursuant to Section 14.3 of the Lease), and shall automatically terminate and become null and void and of no force or effect upon the earlier to occur of (1) the expiration or termination of the Lease, (2) the termination of the Tenant's right to possession of the Demised Premises, (3) the assignment of the Lease by Tenant (except for assignments and subleases pursuant to Section 14.3 of the Lease), or (4) the sublease by Tenant of fifty percent (50%) or more of the rentable area of the Demised Premises, which subleases have expiration dates within six (6) months of the Termination Date of the Lease (except for assignments and subleases pursuant to Section 14.3 of the Lease).

     14.  Holding Over.  Any holding over by Tenant after the expiration of the
          ------------
Term of the Lease shall be treated as a month-to-month tenancy terminable upon thirty (30) days written notice by either party at one and one-half (1 1/2) times the Yearly Fixed Rent and Additional Rent herein provided thereafter, and shall otherwise be on the terms and conditions set forth in the Lease, as far as applicable.

     15.  Ground Floor Space.
          ------------------

          (a) Landlord shall offer (the "Offer") to lease to Tenant a portion of the rentable area of the first (1/st/) floor of the Building consisting of approximately 8,000 rentable square feet (the "Ground Floor Space") when the Ground Floor Space becomes available for leasing from Landlord. For purposes of this Section 15, the Ground Floor Space shall be deemed to be available for leasing in the following events: (i) the lease of the current tenant of the Ground Floor Space expires and such lease has not been extended or a new lease has not been entered into between such tenant and Landlord, (ii) the lease of the tenant of Ground Floor Space is terminated, (iii) the tenant under a lease of the Ground Floor Space which contains a recapture right notifies Landlord that it desires to assign its lease or sublet all or a portion of the Ground Floor Space (and in such event Landlord shall exercise such recapture right in the event Tenant sends the Ground Floor Space Notice (as hereinafter defined) for such Ground Floor Space), or (iv) Landlord has the right to accept an assignment of a lease of Ground Floor Space or sublets Ground Floor Space from the current tenant. With respect to subsection (iv), Landlord shall exercise the right to accept such assignment or sublet in the event Tenant sends the Ground Floor Space Notice (as hereinafter defined) for the Ground Floor Space and shall assign or sub-sublease such Ground Floor Space to Tenant. Landlord's Offer shall provide the Yearly Fixed Rent as reasonably determined by Landlord, the rentable area of the Ground Floor Space shown on a floor plan. The date on which Landlord actually delivers possession of the Ground Floor

Space in "broom clean" condition, free of all occupants shall be the "Ground Floor Commencement Date". Notwithstanding anything to the contrary contained in this paragraph, Landlord shall not be obligated to make the Offer (or, if Landlord has already made the Offer, then, whether or not Tenant has accepted the Offer, Landlord shall have the unilateral right, in Landlord's sole discretion, to revoke the Offer) if, on the date on which Landlord is obligated to give Tenant the Offer, there exists a default under the Lease which remains uncured beyond applicable notice and cure periods.

          (b) Tenant shall have the right to accept the Offer by giving Landlord written notice of such acceptance (the "Ground Floor Space Notice") within ten (10) business days after delivery by Landlord to Tenant of the Offer. Time shall be of the essence with respect to said ten (10) business day period and delivery of the Ground Floor Space Notice by Tenant. In the event Tenant fails to accept the Offer as provided for herein, then Tenant shall have no further rights pursuant to this paragraph with respect to the Ground Floor Space specified in the Offer. If Tenant exercises its right to accept the Offer in accordance with the provisions of this paragraph, then effective as of the Ground Floor Commencement Date, (i) the Ground Floor Space shall be added to, and automatically deemed to be a part of, the Lease and the Demised Premises, for a term with an expiration date of sixty (60) days after the Expansion Space Commencement Date, and (ii) the Yearly Fixed Rent payable under the Lease with respect to the Ground Floor Space shall be the Yearly Fixed Rent set forth in the Offer. There shall be no additional rent for taxes and operating expenses, but Tenant shall be obligated to pay for electricity as reasonably determined by Landlord. Promptly after delivery of the Ground Floor Space Notice, Landlord and Tenant agree to execute an amendment of the Lease reflecting the foregoing.

          (c) If Landlord, for any reason beyond Landlord's reasonable control, such as a holdover or casualty, shall be unable to deliver possession of the Ground Floor Space on the anticipated Ground Floor Commencement Date, Landlord shall not be subject to any liability, nor shall the validity of the Lease or the obligations of Tenant hereunder be thereby affected, except that the Ground Floor Commencement Date shall be the date that Landlord delivers possession of the Ground Floor Space to Tenant. In the event Landlord has not delivered the Ground Floor Space in the condition required hereunder within two (2) months of the date specified in the applicable Offer as the date for delivery of the same, Tenant shall have the right to withdraw its Ground Floor Space Notice and the Ground Floor Space Notice shall be void and of no further force and effect.

          (d) Except as expressly provided in the next sentence, Landlord shall deliver the Ground Floor Space to Tenant, and Tenant shall accept the Ground Floor Space, in "broom clean" condition, free of all occupants, but otherwise in its existing "as is" condition as of the Ground Floor Commencement Date, and Tenant shall not be entitled to any credit or allowance or other economic concession from Landlord for the improvement thereof, except that Landlord agrees to carpet and paint the Ground Floor Space using Building standard materials on or prior to Ground Floor Commencement Date. Landlord covenants that the heating, ventilating and air conditioning system serving the Ground Floor Space will be operational as of the Ground Floor Commencement Date, provided, however, Landlord makes no covenants, representations or warranties as to the sufficiency or quality of such heating, ventilating and air conditioning system. On or prior to the Ground Floor Commencement Date, Tenant shall have the right, upon reasonable advance notice to Landlord, to inspect the Ground Floor Space. In the event such inspection reveals the existence of asbestos or "hazardous substances and materials" (as defined in Section 15.9 of the Lease), in violation of applicable laws, then, on or prior to the Ground Floor Commencement Date, Tenant shall have the right to deliver to Landlord the written report of the consultant or contractor with the results of such inspection (the "Inspection Report") and written notice withdrawing its acceptance of the Offer ("Withdrawal Notice"). If Tenant fails to deliver to Landlord the Inspection Report and Withdrawal Notice, on or prior to the Ground Floor Commencement Date, then Tenant's acceptance of the Offer shall be irrevocable. If Landlord, for any reason beyond Landlord's reasonable control, such as a holdover or casualty, shall be unable to deliver possession of the Ground Floor Space on the Ground Floor Commencement Date, Landlord shall not be subject to any liability, nor shall the validity of the Lease or the obligations of Tenant hereunder be thereby affected, except that the Ground Floor Commencement Date shall be the date that Landlord delivers possession of the Ground Floor Space to Tenant.

          (e) This paragraph and Tenant's rights hereunder shall automatically terminate and become null, void and of no further force and effect upon the earlier to occur of (a) the expiration or termination of the Lease by Landlord or pursuant to law, (b) the termination or surrender of Tenant's right to possession of the Demised Premises, (c) the assignment of the Lease by Tenant (except for assignments and subleases pursuant to Section 14.3 of the Lease),
(d) the sublease by Tenant of more than fifty percent (50%) of the rentable area of the Demised Premises, which subleases have expiration dates within six (6) months of the Termination Date of the Lease (except for assignments and subleases pursuant to Section 14.3 of the Lease), or (e) the failure of Tenant to timely and properly deliver the Ground Floor Space Notice.

     16.  Delivery of Space.  Notwithstanding anything to the contrary in this
          -----------------
Lease, Landlord shall be responsible, at Landlord's sole expense, for delivering the Expansion Space, the ROFO Space, the Ground Floor Space and the public portions of the Building in compliance with the laws, ordinances and regulations applicable to the Expansion Space, the ROFO Space, the Ground Floor Space and the public portions of the Building existing as of the date of this Amendment, including, without limitation, the Americans with Disabilities Act.

     17.  Cleaning.  Landlord agrees to provide cleaning services within the
          --------
Demised Premises (including the Expansion Space and the ROFO Space and Ground Floor Space if added to the Demised Premises in accordance with the terms of this Amendment) described in Exhibit D attached hereto and made a part hereof.

     18.  Brokers.  Landlord and Tenant each represent and warrant to the other
          -------
party that, except for Insignia/ESG and The Codman Company, Inc. ("Codman"), it has not, directly or indirectly, dealt, with respect to the leasing of office space in the Building, with any broker or had its attention called to the Expansion Space, or other space to lease in the Building, by any broker. Landlord and Tenant each agree to hold harmless and indemnify the other against any claims for a commission by any other broker, person or firm with whom such party has dealt in connection with the execution and delivery of this Amendment or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building. Landlord agrees to pay any commission or other compensation due and payable to Insignia/ESG and Codman (if any) in connection with the execution and delivery of this Amendment pursuant to their separate agreement.

     19.  Notices.  The first paragraph of Article 25 of the Lease shall be
          -------
deleted in its entirety and the following inserted in lieu thereof:

          "Except as expressly stated otherwise in this Lease, any notice or other communication required or permitted to be given or made by either Landlord or Tenant to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority shall be in writing and shall be delivered to such other party personally, or sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight courier, addressed to Tenant and to Landlord at the following address:

          If the Landlord:    c/o The Blackstone Group
                              345 Park Avenue
                              New York, New York 10022
                              Attention:  Mr. Gary Sumers

          With copies to:     The Codman Company, Inc.
                              One Main Street
                              Cambridge, Massachusetts 02142
                              Attention: Property Manager

                              and

                              Cohn Birnbaum & Shea, P.C.
                              350 Bedford Street
                              Stamford, Connecticut 60901
                              Attention: Anthony B. Casareale, Esq.

          If to Tenant:       Mainspring Communications, Inc.
                              One Main Street
                              Cambridge, Massachusetts 02142
                              Attention: Director of Operations

          With copies to:     Testa, Hurwitz & Thibeault, LLP
                              125 High Street
                              High Street Tower

                              Boston, Massachusetts 02110
                              Attention: Real Estate Department

          in accordance with this Article. The date of the giving of such bill, statement, notice or communication shall be deemed to be the date of personal delivery, the next business day if sent by overnight courier, or three (3) days after the date deposited in the U.S. Mail if sent by certified or registered mail. Either party may, by notice from time to time to the other party, designate a different address (which, however, shall be located in the continental United States and shall not be a Post Office
          Box) for notices intended for it. Any notice of change of address shall be deemed to have been given when received by the party to whom such notice is given. Each party agrees that any notice required to be given to it by the other under the provisions of this Lease may be given by the other's agents or attorneys, as same are set forth above, and in such event, such notice shall be deemed to have been given by such party."

     20. Except as expressly provided herein, as used herein, all capitalized terms shall have the same meaning as set forth in the Lease.

     21. Except as expressly modified in this Amendment, the provisions of the Lease are hereby confirmed and ratified and shall continue in full force and effect. In the event that the terms and conditions of this Amendment shall conflict, or are inconsistent, with the terms and conditions of the Lease, the terms and conditions of this Amendment shall govern and control.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal, all as of the day and year first above written.

                         BRE/RIVERFRONT LLC,
                         a Delaware limited liability company

                         By: BRE/RIVERFRONT HOLDINGS LLC,
                             a Delaware limited liability company,
                             Managing Member

                         By: /s/ William Stein
                             ---------------------------------
                             William Stein
                             Vice President

                         MAINSPRING COMMUNICATIONS, INC.

                         By:   /s/ Stephen E. Henkenmeier
                             ----------------------------
                            Name: Stephen E. Henkenmeier
                            Title: Director of Operations

                                   EXHIBIT A
                                   ---------


                         FLOOR PLAN OF EXPANSION SPACE
                         -----------------------------
                                (To be annexed)
                                ---------------

                                   EXHIBIT B
                                   ---------

                                LETTER OF CREDIT
                                ----------------

     Upon delivery of Tenant's Contribution Notice, Tenant will deliver to Landlord a clean, irrevocable and unconditional letter of credit transferable in whole or in part by Landlord (such letter of credit and any renewal, amendment and replacement thereof being referred to herein, collectively, as the "Letter of Credit") issued by a commercial bank (the "Bank"), reasonably acceptable to Landlord (Landlord hereby approves Silicon Valley Bank), with a correspondent relationship with a bank with an office in the Greater Boston area or the Metropolitan New York City area that Landlord can present the Letter of Credit for payment, which Letter of Credit shall have a term of one year, be for the account of Landlord, provide for partial drawdowns and be in the amount of Landlord's Additional Contribution, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, including, without limitation, the surrender of possession of the Demised Premises to Landlord as herein provided. Tenant agrees to cause the Bank to renew the Letter of Credit, in the same form, or to obtain a Letter of Credit from another Bank conforming to the provisions of this Section, annually during the term of this Lease, at least forty-five (45) days prior to the expiration thereof so that a Letter of Credit issued by the Bank to Landlord shall be in force and effect at least three (3) years after the Expansion Space Commencement Date. It is agreed that in the event Tenant defaults beyond applicable notice and cure periods in respect of any of the terms, conditions, or provisions of this Lease, including, but not limited to, the payment of the Yearly Fixed Rent and additional rent and the aforesaid agreement to cause the Bank to renew the Letter of Credit, Landlord shall have the right to require the Bank to make payment to Landlord of all or such portion of the Letter of Credit as may be required for the payment of any Yearly Fixed Rent and additional rent or any other sum as to which Tenant is in default beyond applicable notice and cure periods or for any reasonable sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the relating of the Demised Premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Landlord provided that a duly authorized representative of Landlord certifies in writing to the Bank that there has been a default beyond applicable cure periods under the Lease, without thereby waiving any other rights or remedies of Landlord with respect to such default. If Landlord applies or retains any part of the proceeds of the Letter of Credit, Tenant, upon demand, promptly shall deposit with Landlord a substitute Letter of Credit or deposit with Landlord cash in the amount so applied or retained so that Landlord shall have the full Security Amount on hand at all times during the term of this Lease that is required pursuant to the terms of this Article. The Letter of Credit or any remaining portion of any sum collected by Landlord thereunder from the Bank, together with any other portion of any other sums then held by Landlord as security and which sums Landlord is not entitled to apply or retain with respect to any default beyond applicable notice and cure periods by Tenant hereunder, shall be returned to Tenant upon the third anniversary of the Expansion Space Commencement Date.

     Provided that Landlord shall not have drawn on the Letter of Credit or any cash security, Landlord agrees that Tenant shall have the right to reduce the amount of the Letter of Credit (or cash security held by Landlord in lieu thereof) by one-third (1/3) after each of the first, second and third anniversaries of the Expansion Space Commencement Date.

     Landlord agrees that Tenant, at any time during the term, but at least forty-five (45) days prior to the expiration of the Letter of Credit, may deposit with Landlord cash in the amount of Landlord's Additional Contribution, as security hereunder in lieu of the Letter of Credit. Landlord shall have all of the same rights with respect to such cash security as Landlord has hereunder with respect to the Letter of Credit and upon delivery of the cash security, Landlord shall immediately return the Letter of Credit to Tenant.

     In the event of a sale of the Complex or the Building or lease, conveyance or transfer of the Complex or the Building, Landlord shall have the right to transfer the security to the vendee, lessee or transferee ("New Landlord"), and Tenant shall pay any fees charged by the Bank in connection with transferring the Letter of Credit, and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the New Landlord solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a New Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   EXHIBIT C
                                   ---------


5/th/ Floor:
------------

     . SH&E: Tenant currently leases 9,887 rentable square feet on the floor, with an expiration date of August 15, 2001. Tenant currently has the right of first offer on any space that comes available on the 5/th/ floor. The tenant has a right to renew the lease for one (1) additional five (5) year period by giving notice to Landlord by June 15, 2000.

     . NERA: Tenant currently leases 21,684 rentable square feet on the floor, with an expiration date of May 24, 2004. Tenant has a right to renew the lease for one (1) additional five (5) year period by giving notice to Landlord by May 24, 2003. Tenant has no right of first offer.

8/th/ Floor:
-----------

     . Veritas Software: Tenant currently leases 26,272 rentable square feet on the floor, with an expiration date of July 31, 2001. Tenant has a right to renew the lease for one (1) additional five (5) year period by giving notice to Landlord by October 31, 2000. Tenant has the Right of First Offer on any space that comes available on the 8/th/ floor.

     . Flynn & Clark: Tenant currently leases 6,395 rentable square feet on the floor, with an expiration date of August 27, 2002. Tenant has no renewal option in the lease. Tenant has no right of first offer.

                                   EXHIBIT D
                                   ---------
                               CLEANING SCHEDULE
                               -----------------
                                (See attached)

                                   EXHIBIT D
                                   ---------

                            CLEANING SPECIFICATIONS
                            -----------------------

OFFICE AREA:
------------

DAILY - Monday through Friday inclusive, Massachusetts legal holidays excluded.
-----

1. Empty all waste receptacles and remove trash to designated area, wash receptacles as necessary.

2.   Empty and wipe all ashtrays.

3.   Vacuum all rugs and carpets.

4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails and converter tops, within normal reach.

5.   Wash and clean all bathrooms and water fountains.

6.   Remove and dust under all desk equipment and telephones and replace same.

7.   Wipe clean all brass and other bright work.

8.   Sweep and dust mop all uncarpeted areas using a dust treated mop.

9.   Hand dust all grillwork within normal reach.

10. Wash clean the kitchen counter, sink, exterior cabinetry and wet mop floor in kitchen.

WEEKLY
------

1.   Dust coat racks and the like.

2. Remove all finger marks from private entrance doors, light switches and doorways.



QUARTERLY - Render high dusting not reached in daily cleaning to include:
---------

1    Dusting all pictures frames, charts, graphs and similar wall hangings.

2.   Dusting all vertical surfaces such as walls, partitions and doors.

3.   Dusting of all venetian blinds.

2X PER YEAR - Wash interior and exterior of perimeter windows.
-----------

MAIN LOBBY, ELEVATORS, BUILDING EXTERIOR AND CORRIDORS -
---------------------------------------------------------

CONTINUED
---------

4.   Spot clean any metal work in lobby.

5.   Spot clean any metal work surrounding building entrance doors.

6.   Spot clean and polish guard desk.

7.   Vacuum all corridor carpets.

MONTHLY
-------

1. All resilient tile floors in public area to be treated equivalent to spray buffing.

2.  Shampoo carpeting in elevator.

STAIRWELLS
----------

DAILY - Monday through Friday inclusive, Massachusetts legal holidays excluded.
-----

1.  Sweep all stairwells.